                            STOCK PURCHASE AGREEMENT

                          DATED AS OF DECEMBER 23, 1999


                                      AMONG


                                    QAD INC.
                                PAMELA M. LOPKER
                                 KARL F. LOPKER
                  THE LOPKER LIVING TRUST DATED MARCH 23, 1993

                                       AND

                       RECOVERY EQUITY INVESTORS II, L.P.














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                  STOCK PURCHASE AGREEMENT dated as of December 23, 1999, among
RECOVERY EQUITY INVESTORS II, L.P., a Delaware limited partnership (the "PURCHASER"), PAMELA M. LOPKER, KARL F. LOPKER, THE LOPKER LIVING TRUST DATED MARCH 23, 1993, a trust organized under the laws of California (the "TRUST"); Pamela M. Lopker, Karl F. Lopker and the Trust being hereinafter collectively referred to as the "SELLING STOCKHOLDERS"), and QAD INC., a Delaware corporation (the "COMPANY"; the Selling Stockholders and the Company being hereinafter collectively referred to as the "SELLER PARTIES").

                  WHEREAS, the Purchaser desires to purchase from the Company, and the Company desires to issue and sell to the Purchaser, the number of shares of Common Stock set forth opposite the Company's name in SCHEDULE I (the "ISSUED SHARES");

                  WHEREAS, the Purchaser desires to purchase from the Trust, and the Trust desires to sell to the Purchaser, the number of shares of Common Stock set forth opposite the Trust's name in SCHEDULE I (hereinafter collectively referred to as the "SELLING STOCKHOLDERS' SHARES");

                  WHEREAS, Pamela M. Lopker and Karl F. Lopker are the sole beneficiaries and the sole trustees of the Trust;

                  WHEREAS, in connection with the closing of the purchase and sale of the Issued Shares hereunder, the Company desires to issue to the Purchaser, and the Purchaser desires to accept from the Company, the Warrant; and

                  WHEREAS, the capitalized terms used and not otherwise defined in the foregoing recitals have the respective meanings set forth in Section 1.1.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  I.1 DEFINITIONS. As used in this Agreement, the following terms shall have the respective meanings set forth below:

                  "ACTIONS OR PROCEEDINGS" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.


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                  "AFFILIATE" means, as applied to any Person, (i) any other
Person directly or indirectly controlling, controlled by or under common control with that Person, (ii) any other Person that owns or controls 5% or more of any class of equity securities (including any equity securities issuable upon the exercise of any Option) of that Person or any of its Affiliates, or (iii) any member, director, partner, officer, agent, employee or relative of that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by", and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by Contract or otherwise.

                  "AGREEMENT" means this Stock Purchase Agreement and the Schedules and Exhibits hereto and the certificates delivered in connection herewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof.

                  "ASSETS AND PROPERTIES" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including cash, cash equivalents, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

                  "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which banks located in the State of New York or California are authorized or obligated to close.

                  "BUSINESS OR CONDITION OF THE COMPANY" means the business, condition (financial or otherwise), results of operations, prospects, or Assets and Properties of the Company and the Subsidiaries, taken as a whole.

                  "CLAIM NOTICE" has the meaning ascribed to it in Section 10.2(a).

                  "CLOSING" means the closing of the transactions contemplated by Section 2.1.

                  "CLOSING DATE" means the date on which the Closing actually occurs.

                  "COMMON STOCK" means the common stock, par value $.001 per share, of the Company.

                  "COMPANY" has the meaning ascribed to it in the introductory paragraph hereto.

                  "CONTRACT" means any agreement, lease, debenture, note, evidence of Indebtedness, mortgage, indenture, security agreement or other contract or commitment (whether written or oral).

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                  "DISPUTE NOTICE" means any written notice by an Indemnifying
Party pursuant to Section 10.2(c) of a dispute with respect to an Indemnity Notice specifying the nature of and basis for such a dispute.

                  "DISPUTE PERIOD" means the period ending 30 calendar days following receipt by an Indemnifying Party of an Indemnity Notice.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

                  "FINANCIAL STATEMENT DATE" means October 31, 1999.

                  "GAAP" means United States generally accepted accounting principles, consistently applied throughout the specified period and all prior comparable periods.

                  "HOLDBACK AGREEMENT" means the Holdback Agreement, to be dated as of the Closing Date, between the Purchaser and the Selling Stockholders substantially in the form of EXHIBIT A, as the same may be amended, supplemented or otherwise modified from time to time.

                  "GOVERNMENTAL OR REGULATORY AUTHORITY" means any court, tribunal, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision, any arbitrator or panel of arbitrators, any stock exchange or quotation service, and the NASD.

                  "INDEBTEDNESS" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases, (v) as an account party in respect of letters of credit and similar instruments and (vi) in the nature of guarantees of any obligation described in clauses (i) through (v) above of any other Person.

                  "INDEMNIFIED PARTY" means any Person claiming indemnification under any provision of Article X.

                  "INDEMNIFYING PARTY" means any Person against whom a claim for indemnification is being asserted under any provision of Article X.

                  "INDEMNITY NOTICE" has the meaning ascribed to it in Section 10.2(c).

                  "INTELLECTUAL PROPERTY" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, designs,

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methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.


                  "ISSUED SECURITIES" means, collectively, the Issued Shares and the Warrant.

                  "ISSUED SHARES" has the meaning ascribed to it in the recitals hereto.

                  "LAWS" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

                  "LIABILITIES" means any and all Indebtedness, liabilities and obligations, whether accrued, fixed, absolute, contingent, matured or unmatured, known or unknown or otherwise, including those arising under any Law, Order, Actions or Proceedings of any Governmental or Regulatory Authority and those arising under any Contract, license, arrangement, undertaking or otherwise.

                  "LIENS" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, whether voluntary or involuntary (including any conditional sale Contract, title retention Contract or Contract committing to grant any of the foregoing).

                  "LOSS" means any and all damages, fines, fees, penalties, deficiencies, losses and expenses, including interest, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts and other expenses associated with litigation or other proceedings or with any claim, default or assessment (such fees and expenses to include all fees and expenses, including the reasonable fees and expenses of attorneys, incurred in connection with (i) the investigation or defense of any Third Party Claims or (ii) asserting or disputing any rights under this Agreement or any Transaction Document against any party hereto or otherwise). As applied to the Purchaser, "Loss" shall also be deemed to include any diminution in the value of the Issued Securities or Selling Stockholders' Shares being acquired by the Purchaser hereunder (or any successor securities).

                  "NASD" means the National Association of Securities Dealers, Inc.

                  "OPTION" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock of, or other equity interests in, such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of, or other equity interests in, such Person or (ii) receive any benefits or rights similar to any rights

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enjoyed by or accruing to the holder of shares of capital stock of, or other equity interests in, such Person, including any rights to participate in the equity, income or election of directors, management committee members or officers of such Person.


                  "ORDER" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each case whether preliminary or final).

                  "PERSON" or "PERSON" means any individual, corporation, joint stock corporation, limited liability company or partnership, general partnership, limited partnership, proprietorship, joint venture, other business organization, trust, union, association, Governmental or Regulatory Authority or other entity of any kind.

                  "PROGRESS" means Progress Software Corporation, a Massachusetts corporation.

                  "PURCHASE PRICE" means (a) with respect to the Company, the dollar amount set forth opposite the Company's name in SCHEDULE I, and (b) with respect to the Trust, the dollar amount set forth opposite the Trust's name in
SCHEDULE I.

                  "PURCHASED SHARES" means the Issued Shares and the Selling Stockholders' Shares.

                  "PURCHASER" has the meaning ascribed to it in the introductory paragraph hereto.

                  "RESOLUTION PERIOD" means the period ending 30 calendar days following receipt by an Indemnified Party of a Dispute Notice.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, to be dated as of the Closing Date, between the Purchaser and the Company substantially in the form of EXHIBIT B, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof.

                  "SEC" means the Securities and Exchange Commission.

                  "SEC DOCUMENT" has the meaning ascribed to it in Section 3.7.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

                  "SELLER PARTIES" has the meaning ascribed to it in the introductory paragraph hereto.

                  "SELLING STOCKHOLDERS" has the meaning ascribed to it in the introductory paragraph hereto.

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                  "SELLING STOCKHOLDERS' SHARES" has the meaning ascribed to it in the recitals hereto.

                  "STOCKHOLDERS' AGREEMENT" means the Stockholders' Agreement, to be dated as of the Closing Date, among the Purchaser and the Seller Parties substantially in the form of EXHIBIT C, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof.

                  "SUBSIDIARY" means any Person in which the Company, directly or indirectly through one or more Subsidiaries or otherwise, beneficially owns or otherwise holds more than 50% of either the equity interests in, or the voting control of, such Person.

                  "THIRD PARTY CLAIM" has the meaning ascribed to it in Section 10.2(a).

                  "THIRD PARTY SOFTWARE" means all computer software used by or on behalf of the Company or its Subsidiaries, as applicable, developed by a third party that was not developed by or on behalf of the Company or its Subsidiaries, as applicable (including source code, object code, comments, user interfaces, menus, buttons and icons and all files, data, manuals, design notes and other items and documentation related thereto), but excluding commercially available shrink-wrapped software.

                  "TRANSACTION DOCUMENTS" means the Holdback Agreement, the Stockholders' Agreement, the Registration Rights Agreement, the Warrant and any support or other agreements to be entered into by the Purchaser and one or more of the other parties hereto in connection with the transactions contemplated by this Agreement.

                  "TRUST" has the meaning ascribed to it in the introductory paragraph hereto.

                  "VCOC" has the meaning ascribed to it in Section 6.3.

                  "WARRANT" means the Warrant, to be dated as of the Closing Date, to be issued from the Company to the Purchaser, substantially in the form of EXHIBIT D, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof.

                  "WARRANT SHARES" means, as of any time of determination, the shares of Common Stock (or any successor securities) which are then issuable under the Warrant upon the exercise thereof in full.

                  "YEAR 2000 COMPLIANT" means, with respect to any of the services, products, operations or businesses of the Company or its Subsidiaries as demonstrated through appropriate testing of the same, design and performance capabilities (including the ability of services and products distributed by the Company or its Subsidiaries to recognize the century and to manage and manipulate data involving dates, including single century and multi-century formulas and date

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values, without resulting in the generation of incorrect values involving such dates or causing any abnormal endings) such that prior to, during, and after the calendar year 2000, none of the assets, services, products or operations of the Company or its Subsidiaries will malfunction, produce errors, cause or suffer premature cancellation or expiration of contractual rights, cause or suffer deletion of data or invalid or incorrect results, or abnormally cease to function or exhibit any other problems in connection with
(i) the year 2000 (and all subsequent years) as distinct from 1900s years,
(ii) the date February 29, 2000, and all subsequent leap years, (iii) the date September 9, 1999, or (iv) any other calendar date (such failures and other problems, the "YEAR 2000 PROBLEM").

                  "YEAR 2000 PLAN" has the meaning ascribed to it in Section
3.16.

                  "YEAR 2000 PROBLEM" has the meaning ascribed to it in this
Section 1.1.

                  I.2 CERTAIN CONVENTIONS. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement, (iv) the terms "Article", "Section", "Schedule" and "Exhibit" refer to the specified Article or Section of, or the specified Schedule or Exhibit to, this Agreement, (v) the words "include", "includes" and "including" are deemed to be followed by the phrase "without limitation", and (vi) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company or a Subsidiary. All accounting terms used herein and not expressly defined herein shall have the respective meanings given to them under GAAP.


                                   ARTICLE II

                             SALE OF SHARES; CLOSING

                  II.1     PURCHASE AND SALE.

                  (a) At the Closing, on the terms and subject to the conditions of this Agreement, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Issued Shares, free and clear of all Liens, for an aggregate purchase price (payable in cash in the manner provided in Section 2.2) equal to the Purchase Price with respect to the Company.

                  (b) At the Closing, on the terms and subject to the conditions of this Agreement, the Trust shall sell to the Purchaser, and the Purchaser shall purchase from the Trust, the Selling Stockholders' Shares, free and clear of all Liens, for an aggregate purchase price (payable in cash in the manner provided in Section 2.2) equal to the Purchase Price with respect to the Trust.

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                  II.2 CLOSING. The Closing will take place at such location as the Purchaser and the Seller Parties mutually agree on the first Business Day as of which each of the conditions precedent set forth in Article VII and Article VIII shall have been satisfied or waived as provided therein, or on such other date as the Purchaser and the Seller Parties shall mutually agree. At the Closing, the Purchaser shall pay the Purchase Price with respect to the Company or the Trust (as applicable) by wire transfer of immediately available funds to the account specified by the Company or the Trust (as applicable) by written notice delivered to the Purchaser at least two Business Days before the Closing Date. Simultaneously, (a) the Company shall deliver to the Purchaser (i) one or more stock certificates, registered in the name of the Purchaser, representing the Issued Shares and (ii) the Warrant, issued in the name of the Purchaser, and
(b) the Trust shall deliver, or cause to be delivered, to the Purchaser one or more stock certificates representing the Selling Stockholders' Shares, together with all necessary instruments of transfer, all in form and substance reasonably satisfactory to the Purchaser. At the Closing, there shall also be delivered to the Seller Parties and the Purchaser the opinions, certificates and other Contracts, documents and instruments to be delivered under Articles VII and VIII.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to the Purchaser that the statements contained in this Article III are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date (except to the extent any such statement is expressly made as of a specific date, in which case such statement will be true and correct as of such date):

                  III.1 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and is duly qualified, licensed or admitted to do business and in good standing in those jurisdictions in which the ownership, use or leasing of its Assets and Properties or the conduct or nature of its business makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed, admitted or in good standing which will not, individually or in the aggregate, have a material adverse effect on the Business or Condition of the Company.

                  III.2 POWER AND AUTHORITY. The Company has the requisite power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and the Transaction Documents to which it is a party, the performance by the Company of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of the board of directors of the Company, which action is the only action necessary to authorize the execution,

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delivery and performance by the Company of this Agreement and the Transaction
Documents to which it is a party. This Agreement has been duly and validly executed and delivered by the Company and (assuming the due and valid authorization, execution and delivery hereof by the Selling Stockholders and the Purchaser) constitutes, and upon the execution and delivery by the Company of each Transaction Document to which it is a party (assuming the due and valid authorization, execution and delivery thereof by the other parties thereto, if any) each such Transaction Document will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except, in each case, as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

                  III.3 CAPITAL STOCK. As of the date hereof and as of the Closing Date immediately before giving effect to the Closing, the authorized capital stock of the Company consists of 150,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $.001 per share. As of the date hereof and as of the Closing Date, immediately before giving effect to the Closing, 30,223,361 shares of Common Stock are outstanding, all of which shares are duly authorized, fully paid and nonassessable and have been validly issued in compliance with all applicable federal and, to the knowledge of the Company, state securities laws. No shares of Common Stock are held as treasury stock. No other shares of capital stock of the Company have been issued or are outstanding. Except for the Warrant or as disclosed in SCHEDULE 3.3(a) , there are no outstanding Options or agreements, arrangements or understandings to issue Options with respect to the Company, and there are no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of shares of capital stock or other equity interests in the Company. On the date hereof, the Company has delivered to the Purchaser, in writing, a true and complete description of the nature, holder, exercise price and other material terms of each outstanding Option of the Company, in each case as of the date hereof. On the Closing Date, the delivery to the Purchaser of the certificate or certificates representing the Issued Shares will vest in the Purchaser good and valid title to the Issued Shares, free and clear of all Liens, and the Issued Shares will have been duly authorized, validly issued, fully paid and nonassessable. On the Closing Date, the delivery to the Purchaser of the Warrant will vest in the Purchaser good and valid title to the Warrant, free and clear of all Liens. The Company and its board of directors and stockholders have taken all actions necessary to reserve the full number of shares of Common Stock issuable upon exercise of the Warrant. The shares of Common Stock issuable upon exercise of the Warrant, when issued upon any exercise thereof, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth herein or in SCHEDULE 3.3(b), none of the execution, delivery or performance by the Company of this Agreement or the Transaction Documents to which it is a party, the issuance of the Issued Securities as contemplated hereby, the sale of the Selling Stockholders' Shares as contemplated hereby, the issuance of shares of Common Stock upon any exercise of the Warrant, the performance by the Company of its obligations under the Transaction Documents to which it is a party or the exercise by any holder of Issued Securities of the rights granted to such holder under the Transaction Documents to which the Company is a party, will give

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rise to or result in (with or without notice, lapse of time or both) any antidilution adjustment, acceleration of vesting or other change under or to any Option. Other than the Transaction Documents, the Company is not a party or subject to any agreement or understanding and, to the knowledge of the Company, there is no agreement or understanding between or among Persons which relates to the voting or giving of written consents or nominating directors, with respect to the Company, any of its Subsidiaries or any of its or their respective securities.

                  III.4 SUBSIDIARIES. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. Each Subsidiary is duly qualified, licensed or admitted to do business and in good standing in those jurisdictions in which the ownership, use or leasing of such Subsidiary's Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed, admitted or in good standing which will not, individually or in the aggregate, have a material adverse effect on the Business or Condition of the Company. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in SCHEDULE 3.4(a), all of the outstanding shares of capital stock of each Subsidiary are owned, beneficially and of record, by the Company or a Subsidiary that is wholly owned by the Company, free and clear of all Liens. There are no outstanding Options with respect to any Subsidiary and no agreements, arrangements or understandings to issue Options with respect to any Subsidiary, and there are no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of capital stock of or other equity interests in any Company. Except for the capital stock of the Subsidiaries, or as disclosed in SCHEDULE 3.4(b), neither the Company nor any Subsidiary holds any equity, partnership, limited liability company, joint venture or other interest in any Person.

                  III.5 NO CONFLICTS. The execution and delivery by the Company of this Agreement and the Transaction Documents to which it is a party, the performance by the Company of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, does not and will not: (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Company's certificate of incorporation or by-laws; (b) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to the Company or any Subsidiary or any of their respective Assets and Properties; or (c) except as set forth in
SCHEDULE 3.5, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under,
(iii) require the Company or any Subsidiary to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in any termination, cancellation, acceleration or modification of, or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, (vi) result in the creation of any new, additional or increased liability of the Company or any Subsidiary under, or

(vii) result in the creation or imposition of any Lien upon the Company or any Subsidiary or any of their respective Assets and Properties under, any Contract to which the Company or any Subsidiary is a party or by which any of their respective Assets and Properties is bound.

                  III.6 GOVERNMENTAL APPROVALS AND FILINGS. Except as set forth in SCHEDULE 3.6, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Company is required in connection with the execution, delivery and performance of this Agreement or the Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby.

                  III.7 SEC DOCUMENTS; FINANCIAL STATEMENTS; PROJECTIONS.

                  (a) Each report, schedule, form, statement and other document required to be filed by the Company with the SEC (each an "SEC DOCUMENT", and collectively, the "SEC DOCUMENTS") has been so filed. As of its filing date, each SEC Document, and any SEC Documents that will be filed prior to or after the Closing, complied or will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act. None of the SEC Documents, except to the extent that information contained therein has been revised or superseded by an SEC Document subsequently filed with the SEC, contains or will contain any untrue statement of a material fact or omits, omitted or will omit to state a material fact (x) necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (y) required to be stated therein or necessary to make the statements therein not misleading. The financial statements of the Company and its Subsidiaries included in the SEC Documents comply in all material respects with the applicable requirements under the Securities Act and the Exchange Act and any other published rules and regulations of the SEC with respect to accounting requirements, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not have or reflect a material adverse effect on the Business or Condition of the Company).

                  (b) The Confidential Offering Memorandum submitted to the Purchaser and the Company's one-year projections delivered to the Purchaser and dated December 10, 1999 set forth (i) the Company's business plan and (ii) the most recently prepared five-year and one-year financial internal projections for the Company and its Subsidiaries. Such Memorandum and projections set forth the Company's present intentions regarding its business plan and financial strategies. The assumptions upon which such projections are based are, in the Company's opinion, reasonable, and to the best of the Company's knowledge, are mathematically correct based upon those assumptions.

                  III.8 ABSENCE OF CHANGES. Since the Financial Statement Date, except as set forth in SCHEDULE 3.8 or as disclosed in the SEC Documents filed prior to the date hereof, there has not been any event or development which, individually or together with other such events, did have or could reasonably be expected to have a material adverse effect on the Business or Condition of the Company. None of the other representations or warranties in this Agreement shall be deemed to limit the foregoing.


                  III.9 LEGAL PROCEEDINGS. Except as set forth in SCHEDULE 3.9, there are no Actions or Proceedings pending or, to the knowledge of the Company threatened overtly against, relating to or affecting any of the Company or any Subsidiary or any of their respective Assets and Properties, which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or the Transaction Documents to which the Company is a party, (ii) have been brought by end users of products or services provided by the Company or any Subsidiary in connection with the performance of such products or services, or (iii) if determined adversely to the Company or such Subsidiary, could reasonably be expected to, individually or in the aggregate with other such Actions or Proceedings, have a material adverse effect on the Business or Condition of the Company.

                  III.10 COMPLIANCE WITH LAWS; ANTI-TAKEOVER PLANS.

                  (a) Neither the Company nor any Subsidiary is in violation of any Laws or any Orders of any Governmental or Regulatory Authority applicable to the Company or such Subsidiary, or by which it is bound, except for violations the existence of which would not, individually or in the aggregate, have a material adverse effect on the Business or Condition of the Company.

                  (b) Except as expressly set forth in the Company's certificate of incorporation and by-laws (true and correct copies of which are incorporated by reference in the Company's Form 10-K for the fiscal year ended January 31, 1999, as filed with the SEC), there are no rights plans, "poison pill" plans, voting trusts or similar arrangements, "golden parachute" or similar plans or provisions, or other arrangements or Contracts relating to the Company or its capital stock that are intended to increase the cost or difficulty of effecting a change of control of the Company (collectively, "ANTI-TAKEOVER PLANS"). Neither the Company nor its board of directors has any present intention of adopting any Anti-Takeover Plan. Notwithstanding the foregoing, the Company intends to enter into employee retention agreements with certain key executives.

                  III.11 OTHER NEGOTIATIONS; BROKERS. None of the Company, any Subsidiary or any of their respective Affiliates (nor any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Company, any Subsidiary or any such Affiliate) (i) has entered into any Contract that conflicts with any of the transactions contemplated by this Agreement or the Transaction Documents to which the Company is a party or (ii) has entered into any Contract or had any discussions with any third party regarding any transaction involving the Company or any Subsidiary which could result in the Purchaser, any of its general or limited partners, or any officer, director, employee, partner, agent or Affiliate of the Purchaser or any such partner being subject to any claim for liability to said third party in connection with this Agreement or the Transaction Documents to which the Company is a party or the consummation of any of the transactions contemplated hereby or thereby. Except for Houlihan Lokey Howard & Zukin Capital, whose fees and expenses are being paid by the Company, no agent, broker, finder, investment banker, financial advisor or other similar Person will be entitled to any fee, commission or other compensation in connection with any of the transactions contemplated by this Agreement or the Transaction Documents to which the Company is a party on the basis of any act or statement made or alleged to have been made by the Company, any Subsidiary, any of their respective Affiliates, or any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Company, any Subsidiary, or any such Affiliate.


                  III.12 EXEMPTION FROM REGISTRATION; RESTRICTIONS ON OFFER AND SALE OF SAME OR SIMILAR SECURITIES. Assuming the representations and warranties of the Purchaser set forth in Section 5.3 are true and correct in all material respects, the offer and sale of the Issued Shares made to the Purchaser pursuant to this Agreement and the issuance of the Warrant to the Purchaser pursuant to this Agreement are in each case exempt from the registration requirements of the Securities Act. Neither the Company nor any Person authorized to act on its behalf has, in connection with the offering of the Issued Shares or the issuance of the Warrant, engaged in (i) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) under the Securities Act), (ii) any action involving a public offering within the meaning of Section 4(2) of the Securities Act, or (iii) any action that would require the registration under the Securities Act of the (x) offering and sale of any Issued Shares pursuant to this Agreement or (y) the issuance of the Warrant pursuant to this Agreement, or that would violate applicable state securities or "blue sky" laws. Neither the Company nor any Person authorized to act on its behalf has made, directly or indirectly, any offer or sale of any Issued Securities or of securities of the same or a similar class as any Issued Securities that could cause any offer, sale or issuance of any Issued Securities contemplated hereby to fail to be entitled to exemption from the registration requirements of the Securities Act. As used herein, the terms "offer" and "sale" have the meanings specified in Section 2(3) of the Securities Act.

                  III.13 NO UNDISCLOSED LIABILITIES. Except as reflected or reserved against in the Company's unaudited consolidated balance sheet as set forth in the Company's Quarterly Report, for the quarter ended October 31, 1999, filed with the SEC on Form 10-Q (or in the notes thereto) or as disclosed in
SCHEDULE 3.13, there are no Liabilities of, relating to or affecting the Company or any of its Subsidiaries or any of their respective Assets and Properties, other than Liabilities incurred in the ordinary course of business consistent with past practice since the Financial Statement Date in accordance with the provisions of this Agreement and which (a) in the aggregate, could not reasonably be expected to have a material adverse effect on the Business or Condition of the Company and (b) to the knowledge of the Company or any Subsidiary, are not for tort or for breach of contract.

                  III.14 AFFILIATE TRANSACTIONS. Except as disclosed in SCHEDULE
3.14 and except as between Company and the Subsidiaries, (i) there are no Liabilities owed to the Company or any Subsidiary by any Selling Stockholder, any Affiliate of the Company or any Affiliate of any Selling Stockholder, (ii) there are no Liabilities owed by the Company or any Subsidiary to any Selling Stockholder, any Affiliate of the Company or any Affiliate of any Selling Stockholder, (iii) none of the Selling Stockholders nor any of their respective Affiliates, nor any other Affiliate of the Company, provides or causes to be provided any Assets and Properties, services or facilities to the Company or any Subsidiary, and (iv) neither the Company nor any Subsidiary provides, or causes to be provided, any Assets and Properties, services or facilities to any Selling Stockholder or any Affiliate thereof or to any other Affiliate of the Company.

                  III.15 SUBSTANTIAL CUSTOMERS AND SUPPLIERS; RELATED MATTERS.

                  (a) Prior to the date hereof, the Company has delivered to the Purchaser a true and complete list of the ten (10) largest customers of the Company and its Subsidiaries, collectively, on the basis of revenues for goods sold or services provided for the twelve months ended October 31, 1999. Such customers, in the aggregate, accounted for less than 15% of the consolidated gross revenues of the Company and the Subsidiaries for such twelve-month period. To the knowledge of the Company or any Subsidiary, no such customer is threatened with bankruptcy or insolvency. To the knowledge of the Company or any Subsidiary, no customer of the Company or any Subsidiary, as of the date hereof, intends to discontinue or alter the prices or terms of, or substantially diminish, its relationship with the Company or any Subsidiary except where such discontinuation, alteration or diminution has not had, and is not reasonably likely to have, individually or in the aggregate, a material adverse effect on the Business or Condition of the Company. To the knowledge of the Company, there is no reason to believe that the Company's historical reserves with respect to sales allowances are inadequate to cover such allowances.

                  (b) Other than Progress, there is no material supplier of goods or services to the Company which the Company would be unable to replace on a timely basis with a comparable supplier on comparable terms. Progress has not ceased or materially reduced its provision of products and services to the Company or any of its Subsidiaries since the Financial Statement Date nor, to the knowledge of the Company or any Subsidiary, has threatened to cease or materially reduce such provision of products and services after the date hereof. To the knowledge of the Company or any Subsidiary, Progress is not threatened with bankruptcy or insolvency.

                  (c) The Company and it Subsidiaries enjoy normal commercial relationships with their selling partners and distributors taken as a whole.

                  (d) The Company has delivered to the Purchaser a current version of its sales prospect report, which sets forth an estimate of the weighted probability of sales by the Company or a Subsidiary to the extent that likely specific prospects have been identified. The Company believes that the assumptions upon which such report has been prepared are reasonable.

                  III.16 YEAR 2000. The Company and its Subsidiaries have (i) initiated a review and assessment of the business operations of Company and its Subsidiaries (including recommended products and services provided to customers and those areas affected by suppliers and vendors) that could reasonably be affected by the Year 2000 Problem, (ii) developed a comprehensive plan, as disclosed in the SEC Documents (the "YEAR 2000 PLAN"), to address the Year 2000 Problem, and (iii) implemented and complied with (including dates by which steps and actions are to be taken and performed by) the Year 2000 Plan in accordance with the terms thereof. The Year 2000 Plan includes all appropriate, necessary and timely steps, actions and plans to make the Company and its Subsidiaries (including all recommended products and services provided to customers) Year 2000 Compliant in all material respects in accordance with the methods and the time frames set forth therein. As of the date hereof, there are no material issues or events that prevent the Company and its Subsidiaries from fully addressing the Year 2000 Problem consistent with the terms of the Year 2000 Plan. All Third Party Software and all hardware used by the Company or its Subsidiaries has been represented by the providers thereof to be Year 2000 Compliant for the intended uses and purposes of such Third Party Software and such hardware. Provided that the relevant customer uses a recommended version of the Company's or a Subsidiary's product and complies with the applicable software product description concerning date management functionality, each of the products furnished by the Company or a Subsidiary to any customer thereof (whether before or after the date hereof) will be Year 2000 Compliant in all material respects.

                  III.17 HOLDING COMPANY ACT AND INVESTMENT COMPANY ACT STATUS. Neither the Company nor any Subsidiary is a "holding company" or a "public utility company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Neither the Company nor any Subsidiary is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  III.18 NASD MATTERS. The Common Stock is listed on the NASDAQ National Market, and the listing agreement between the NASD and the Company with respect thereto is in full force and effect. The Purchased Shares will be approved for listing on the NASDAQ National Market upon the approval by the NASD of the Company's listing application for additional shares filed pursuant to the terms of Section 6.4.

                  III.19 INTELLECTUAL PROPERTY.

                  (a) To the knowledge of the Company, the Company and the Subsidiaries either own or have a valid and bending license to use each item of Intellectual Property that is material to the conduct of their business, taken as a whole.

                  (b) The Company has shipped a beta version of its eQ software to two customers, and each customer continues its participation in the beta tests.

                  III.20 BANK ONE CREDIT FACILITIES. Neither the Company nor any Subsidiary is or has received any notice that it is currently in violation or breach of or default under any covenant or other provision of any Contract relating to the Company's credit facilities with Banc One. The Company has no presently active request from Banc One with respect to the availability formula or total amount of such facilities.

                  III.21 DISCLOSURE. No representation or warranty on the part of the Company contained in this Agreement, and no statement contained in any schedule or in any certificate, list or other writing furnished to the Purchaser pursuant to any provision of this Agreement, including pursuant to Article VII, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.


                                   ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS

                  The Selling Stockholders hereby jointly and severally represent and warrant to the Purchaser that the statements contained in this
Article IV are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date (except to the extent any such statement is expressly made as of a specific date, in which case such statement will be true and correct as of such date):

                  IV.1 POWER AND AUTHORITY. The Trust has been duly formed and is validly existing under the laws of the State of California. Each Selling Stockholder has the requisite power and authority and legal capacity to execute and deliver this Agreement and the Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Trust of this Agreement and the Transaction Documents to which it is a party, the performance by the Trust of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of the trustees and beneficiaries of the Trust, which action is the only action necessary to authorize the execution, delivery and performance by the Trust of this Agreement and the Transaction Documents to which it is a party. This Agreement has been duly and validly executed and delivered by each Selling Stockholder and (assuming the due and valid authorization, execution and delivery hereof by the Company and the Purchaser) constitutes, and upon the execution and delivery by each Selling Stockholder of the Transaction Documents to which it is a party (assuming the due and valid authorization, execution and delivery thereof by the Company (of the Transaction Documents to which it is a party) and the Purchaser), each such Transaction Document will constitute, a legal, valid and binding obligation of such Selling Stockholder enforceable against such Selling Stockholder in accordance with its terms, except, in each case, as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

                  IV.2     OWNERSHIP OF THE SELLING STOCKHOLDERS' SHARES.

                  (a) The Trust owns, beneficially and of record and free and clear of all Liens, the Selling Stockholders' Shares. Other than the Transaction Documents to which he or she is a party, none of the Selling Stockholders is a party or subject to any agreement or understanding with respect to the Selling Stockholders' Shares and, to the knowledge of the Selling Stockholders, there is no agreement or understanding between or among any Persons which relates to the voting or giving of written consents or nominating directors with respect to the Company, any of its Subsidiaries or any of their respective securities.

                  (b) At the Closing, the delivery to the Purchaser of the certificate or certificates representing the Selling Stockholders' Shares will vest in the Purchaser good and valid title to the Selling Stockholders' Shares, free and clear of all Liens.

                  (c) As of the date hereof, the Trust owns, beneficially and of record, 18,181,706 shares of Common Stock. As of the Closing Date, after giving effect to the Closing, the Trust will own, beneficially and of record, 17,737,261 shares of Common Stock.

                  IV.3 NO CONFLICTS. The execution and delivery by each of the Selling Stockholders of this Agreement and the Transaction Documents to which it is a party, the performance by each of the Selling Stockholders of its respective obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, does not and will not: (a) conflict with or result in a violation or breach of any of the terms, provisions or conditions of the constitutive documents of the Trust; (b) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to any of the Selling Stockholders or any of their respective Assets and Properties; or (c) except as set forth in SCHEDULE 4.3, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require any of the Selling Stockholders to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in any termination, cancellation, acceleration or modification of, or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, (vi) result in the creation of any new, additional or increased liability of any of the Selling Stockholders under, or (vii) result in the creation or imposition of any Lien upon the Selling Stockholders' Shares or any other assets of any Selling Stockholder under, any Contract to which any of the Selling Stockholders is a party or by which any of their respective Assets and Properties is bound.

                  IV.4 GOVERNMENTAL APPROVALS AND FILINGS. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of any Selling Stockholder is required in connection with the execution, delivery and performance of this Agreement or the Transaction Documents to which any Selling Stockholder is a party or the consummation of the transactions contemplated hereby or thereby.

                  IV.5 OTHER NEGOTIATIONS; BROKERS. None of the Selling Stockholders or any of their respective Affiliates (nor any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of any of the Selling Stockholders or any such Affiliate) (i) has entered into any Contract that conflicts with any of the transactions contemplated by this Agreement or the Transaction Documents to which any Selling Stockholder is a party or (ii) has entered into any Contract or had any discussions with any third party regarding any transaction involving the Company, any Subsidiary or any of the Selling Stockholders which could result in the Purchaser, any of its general or limited partners, or any officer, director, employee, partner, agent or Affiliate of the Purchaser or any such partner being subject to any claim for liability to said third party in connection with this Agreement or the Transaction Documents to which any Selling Stockholder is a party or the consummation of any of the transactions contemplated hereby or thereby. No agent, broker, finder, investment banker, financial advisor or other similar Person will be entitled to any fee, commission or other compensation in connection with any of the transactions contemplated by this Agreement or the Transaction Documents to which any Selling Stockholder is a party on the basis of any act or statement made or alleged to have been made by any of the Selling Stockholders, any of their respective Affiliates, or any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of any of the Selling Stockholders or any such Affiliate.

                  IV.6 EXEMPTION FROM REGISTRATION; RESTRICTIONS ON OFFER AND SALE OF SAME OR SIMILAR SECURITIES. Assuming the representations and warranties of the Purchaser set forth in Section 5.3 are true and correct in all material respects, the offer and sale of the Selling Stockholders' Shares made to the Purchaser pursuant to this Agreement is exempt from the registration requirements of the Securities Act. None of the Selling Stockholders nor any Person authorized to act on behalf of any of them has, in connection with the offering of the Selling Stockholders' Shares, engaged in (i) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) under the Securities Act), or (ii) any other action that would require the registration under the Securities Act of the sale of any Selling Stockholders' Shares pursuant to this Agreement or that would violate applicable state securities or "blue sky" laws. None of the Selling Stockholders nor any Person authorized to act on their behalf has made, directly or indirectly, any offer or sale of any Selling Stockholders' Shares or of securities of the same or a similar class as any Selling Stockholders' Shares that could cause any offer or sale of any Selling Stockholders' Shares contemplated hereby to fail to be entitled to exemption from the registration requirements of the Securities Act. As used herein, the terms "offer" and "sale" have the meanings specified in
Section 2(3) of the Securities Act.

                  IV.7 LEGAL PROCEEDINGS. There are no Actions or Proceedings pending or, to the knowledge of the Purchaser, overtly threatened against, relating to or affecting the Purchaser which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation by the Purchaser of any of the transactions contemplated by this Agreement or any of the Transaction Documents to which the Purchaser is a party.


                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                  The Purchaser hereby represents and warrants to the Seller Parties that the statements contained in this Article V are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date (except to the extent any such statement is expressly made as of a specific date, in which case such statement will be true and correct as of such date):

                  V.1 ORGANIZATION; POWER AND AUTHORITY. The Purchaser is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Purchaser has the requisite partnership power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Purchaser of this Agreement and the Transaction Documents to which it is a party, the performance by the Purchaser of its obligations hereunder and thereunder, have been duly and validly authorized by all requisite partnership action on the part of the Purchaser. This Agreement has been duly and validly executed and delivered by the Purchaser and (assuming the due and valid authorization, execution and delivery hereof by each of the Seller Parties) constitutes, and upon the execution and delivery by the Purchaser of the Transaction Documents to which it is a party (assuming the due and valid authorization, execution and delivery thereof by each of the Seller Parties that is a party thereto) each such Transaction Document will constitute, a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except in each case as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

                  V.2 NO CONFLICTS. The execution, delivery and performance by the Purchaser of this Agreement, and the consummation by the Purchaser of the transactions contemplated hereby, will not conflict with, or constitute a default under, any agreement, indenture or instrument to which the Purchaser is a party, or result in a violation of (a) the Purchaser's constitutive documents (and the purchase of the Purchased Shares is permitted under such constitutive documents) or (b) any Order of any Governmental or Regulatory Authority having jurisdiction over the Purchaser or any of its properties. Except for such filings as may be required by the Exchange Act, no consent, approval or action of, or filing or registration with, any Governmental or Regulatory Authority is required on the part of the Purchaser for its execution, delivery and performance of this Agreement.

                  V.3 ACQUISITION FOR INVESTMENT. The Purchased Shares and the Warrant will be acquired by the Purchaser for its own account for the purpose of investment and not with a view to the resale or distribution of all or any part of the Purchased Shares or the Warrant in violation of the Securities Act, it being understood that the right to dispose of the Purchased Shares and the Warrant shall be entirely within the discretion of the Purchaser. The Purchaser is an "accredited investor" (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). The Purchaser has such knowledge and experience in financial and business matters as to be able to evaluate the merits and risks of its acquisition of the Purchased Shares and the Warrant pursuant to this Agreement and is able to bear the economic risk of such acquisition (including a complete loss of its investment). The Purchaser understands that the Purchased Shares and the Warrant being acquired by it hereunder have not been registered under the Securities Act or any state securities laws in reliance on exemptions from the registration requirements of the Securities Act and such state securities laws, which depend upon, among other things, the accuracy of the representations of the Purchaser set forth in this Section 5.3.

                  V.4 BROKERS. No agent, broker, finder, investment banker, financial advisor or other similar Person will be entitled to any fee, commission or other compensation in connection with any of the transactions contemplated by this Agreement on the basis of any act or statement made by the Purchaser.


                                   ARTICLE VI

                         COVENANTS OF THE SELLER PARTIES

                  Each of the Seller Parties covenants and agrees with the Purchaser that, at all times from and after the date hereof and until the Closing and, with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified herein or, if no period is specified herein, indefinitely, such Seller Party will comply with all the covenants and provisions contained in this Article VI that are applicable to it, except to the extent that the Purchaser may otherwise consent in writing.

                  VI.1 REGULATORY AND OTHER APPROVALS. Each of the Seller Parties shall, and the Company shall cause each of the Company's Subsidiaries to, (a) take all necessary or desirable steps and proceed diligently and in good faith and use its best efforts, as promptly as practicable, to obtain all consents, approvals or actions of, to make all filings with and to give all notices to, Governmental or Regulatory Authorities and other Persons required on its part to consummate the transactions contemplated by this Agreement and the Transaction Documents, and (b) provide such other information and communications to such Governmental or Regulatory Authority or other Persons as the Purchaser or any such Governmental or Regulatory Authority or other Person may reasonably request and (c) cooperate with the Purchaser as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to, Governmental or Regulatory Authorities and other Persons required on the part of the Purchaser to consummate the transactions contemplated by this Agreement and the Transaction Documents. Each of the Seller Parties shall provide prompt notification to the Purchaser when any such consent, approval, action, filing or notice on its part (and, in the case of the Company, on a Subsidiary's part) referred to in clause (a) above is (or is caused to be) obtained, taken, made or given, as applicable, and will advise the Purchaser of any communications (and, unless precluded by Law, provide the Purchaser with copies of any such communications that are in writing) with any Governmental or Regulatory Authority regarding any of the transactions contemplated by this Agreement or the Transaction Documents.

                  VI.2 USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Issued Shares for general corporate purposes.

                  VI.3 VENTURE CAPITAL OPERATING COMPANY STATUS. Without limiting any other right contained herein, the Purchaser shall have the right to consult with and advise the management of the Company and to receive all materials provided to members of the board of directors of the Company so long as may be required to enable the Purchaser to qualify as a "venture capital operating company" within the meaning of Section 2510.3-101 of the plan asset regulations promulgated by the United States Department of Labor (a "VCOC"). In addition, in the event that (i) at any time there is no person designated by the Purchaser on the Company's board of directors, or (ii) the United States Department of Labor through formal or informal rules, regulations or interpretations provides, or it is otherwise established through governmental or court action, that such representation does not constitute the exercise of management rights of the kind necessary to enable the Purchaser to continue to qualify as a VCOC, then the Seller Parties and the Purchaser shall in good faith negotiate provisions to enable the Purchaser to exercise the minimum amount of such management rights necessary in order for the Purchaser to continue to qualify as a VCOC.

                  VI.4 NASDAQ NATIONAL MARKET. Prior to the Closing, the Seller Parties shall cause the Purchased Shares to be approved for listing, subject to notice of issuance, by the NASDAQ National Market.

                  VI.5 NOTICE OF DEFAULTS. Each of the Seller Parties shall notify the Purchaser promptly in writing of, and contemporaneously shall provide the Purchaser with true and complete copies of any and all information or documents relating to, any event, transaction or circumstance that causes or will cause any covenant or agreement of such Seller Party under this Agreement to be materially breached (if not qualified by materiality) or breached (if qualified by materiality) or that renders or shall render materially untrue (if not qualified by materiality) or untrue (if qualified by materiality) any representation or warranty of such Seller Party contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Each of the

Seller Parties also shall notify the Purchaser promptly in writing of any material violation or material breach (in each case, if not qualified by materiality) or any violation or breach (in each case, if qualified by materiality) of any representation, warranty, covenant or agreement made by such Seller Party in this Agreement, whether occurring or arising before, on or after the date of this Agreement. No notice given pursuant to this Section 6.5, and no representation made by the Purchaser contained in Section 5.3, shall have any effect on the representations, warranties, covenants and agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit the Purchaser's right to seek indemnity under Article IX.

                  VI.6 RESERVATION OF SHARES. At all times that all or any portion of the Warrant is outstanding, the Company shall keep reserved the full number of shares of Common Stock (or any successor security) then issuable upon exercise in full of the Warrant.

                  VI.7 MANAGEMENT SERVICES; MANAGEMENT FEE.

                  (a) The Company hereby engages the Purchaser for the Term, upon the terms set forth in this Section 6.7, to provide consulting and management advisory services to the Company. These services will be in the field of financial and strategic corporate planning and such other management areas as the Purchaser and the Company shall mutually agree. In consideration of the compensation specified in this Section 6.7, the Purchaser accepts such engagement and agrees to perform the services specified herein, in each case upon the term set forth in this Section 6.7.

                  (b) The engagement of the Purchaser under this Section 6.7 shall be for a term (the "TERM") commencing on the Closing Date and ending on the earlier of (i) the fifth anniversary of the Closing Date and (ii) the first date as of which the Purchaser ceases to own Subject Securities (as defined in the Stockholders' Agreement) representing (on a fully-diluted basis) at least 1% of the Purchaser's Original Ownership Level (as defined in the Stockholders' Agreement).

                  (c) The Purchaser shall devote such time and efforts to the performance of the consulting and management advisory services contemplated in this Section 6.6 as the Purchaser deems necessary or appropriate to the performance of such services. However, no precise number of hours is to be devoted by the Purchaser on a weekly, monthly or annual basis. The Purchaser may perform services under this Agreement directly, through its employees or agents or, with the approval of the Company, with such outside consultants as the Purchaser may engage for such purpose. The Company acknowledges that the Purchaser's services to it are not exclusive and that the Purchaser, its Affiliates and their respective partners, members, officers, directors, employees, representatives or agents will render similar services to other Persons.

                  (d) In consideration of the Purchaser's provision of management and advisory services to the Company pursuant to the Section 6.6, the Company shall pay the Purchaser an annual fee of $312,500, which shall be paid quarterly in arrears (and prorated on a daily basis in the case of any partial calender quarter) on the last day of each calendar quarter during the Term and on the last day of the Term; PROVIDED, HOWEVER, that if on any quarterly (or other) payment date, the Purchaser owns Subject Securities (on a fully-diluted basis) constituting less than 50% of the Purchaser's Original Ownership
Level, the fee payable on such date shall equal the product of (i) $312,500 (prorated for any fractions of a quarter) MULTIPLIED BY (ii) the fraction of the Purchaser's Original Ownership Level represented by the Subject
Securities (on a fully-diluted basis) then owned by the Purchaser.

                                   ARTICLE VII

                   CONDITIONS TO OBLIGATIONS OF THE PURCHASER

                  The obligations of the Purchaser hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by the Purchaser in its sole discretion):

                  VII.1 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Seller Parties in this Agreement shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

                  VII.2 PERFORMANCE. Each of the Seller Parties shall have performed and complied with each agreement, covenant and obligation required by this Agreement to be performed or complied with by such Seller Party at or before the Closing.

                  VII.3 CERTIFICATES. The Company shall have delivered to the Purchaser a certificate, dated the Closing Date and executed by the President or any Vice President of the Company, substantially in the form and to the effect of EXHIBIT E-1 hereto, and a certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary of the Company, substantially in the form and to the effect of EXHIBIT E-2 hereto. The Selling Stockholders shall have delivered to the Purchaser a certificate, dated the Closing Date, executed by each of the Selling Stockholders, substantially in the form and to the effect of EXHIBIT E-3 hereto.

                  VII.4 ORDERS AND LAWS. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or the Transaction Documents.

                  VII.5 REGULATORY CONSENTS AND APPROVALS. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit the Purchaser and the Seller Parties to perform their respective obligations under this Agreement and the Transaction Documents and to consummate the transactions contemplated by this Agreement and the Transaction Documents (i) shall have been duly obtained, made or given, (ii) shall be in form and substance reasonably satisfactory to the Purchaser, (iii) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (iv) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Transaction Documents shall have occurred.


                  VII.6 THIRD PARTY CONSENTS. All consents (or in lieu thereof waivers) to the performance by the Purchaser and the Seller Parties of their respective obligations under this Agreement and the Transaction Documents or to the consummation of the transactions contemplated by this Agreement or the Transaction Documents, as are required under any Contract to which the Purchaser, the Seller Parties or any Subsidiary is a party or by which any of their respective Assets and Properties are bound and where the failure to obtain any such consent (or in lieu thereof waiver) could reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect the Purchaser or the Business or Condition of the Company or otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or the Transaction Documents to the Purchaser in its sole discretion, (i) shall have been obtained, (ii) shall be in form and substance reasonably satisfactory to the Purchaser in its sole discretion, (iii) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (iv) shall be in full force and effect.

                  VII.7 OPINION OF COUNSEL. The Purchaser shall have received the opinions of Nida & Maloney LLP, counsel to the Seller Parties, dated the Closing Date, in substantially the form of EXHIBIT F.

                  VII.8 TRANSACTION DOCUMENTS. The Warrant shall have been duly executed and issued to the Purchaser, and each of the other Transaction Documents shall have been duly executed and delivered by the respective parties thereto (other than the Purchaser) and shall be in full force and effect.

                  VII.9 CLOSING FEE. In addition to the Warrant, the Purchaser shall have received from the Company, by wire transfer of immediately available funds to an account designated by the Purchaser, a closing fee in the amount of $300,000.

                  VII.10 DELIVERY OF CERTIFICATES. Duly executed stock certificates representing the Issued Shares, and stock certificates representing the Selling Stockholders' Shares, together with all necessary instruments of transfer, in form and substance reasonably satisfactory to the Purchaser, shall have been delivered to the Purchaser.

                  VII.11 NASDAQ NATIONAL MARKET. The Purchased Shares shall have been approved for listing, subject to notice of issuance, by the NASDAQ National Market.

                  VII.12 PROCEEDINGS. All proceedings to be taken on the part of the Seller Parties in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser, in its sole discretion, and its legal counsel, and the Purchaser shall have received copies of all such documents and other evidence as the Purchaser may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.


                                  ARTICLE VIII

                 CONDITIONS TO OBLIGATIONS OF THE SELLER PARTIES

                  The obligations of the Seller Parties hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part (as to any Seller Party) by such Seller Party in its sole discretion):

                  VIII.1 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

                  VIII.2 PERFORMANCE. The Purchaser shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Purchaser at or before the Closing.

                  VIII.3 CERTIFICATE. The Purchaser shall have delivered to the Seller Parties a certificate, dated the Closing Date and executed by a duly authorized representative of the Purchaser, substantially in the form and to the effect of EXHIBIT G attached hereto.

                  VIII.4 ORDERS AND LAWS. There shall not be in effect on the Closing Date any Orders or Laws that became effective after the date of this Agreement restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or the Transaction Documents.

                  VIII.5 TRANSACTION DOCUMENTS. Each of the Transaction Documents shall have been duly executed and delivered by the respective parties thereto other than the Seller Parties, and shall be in full force and effect.


                                   ARTICLE IX

                    SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                            COVENANTS AND AGREEMENTS

                  Notwithstanding any right of the Purchaser (whether or not exercised) to investigate the affairs of any of Seller Parties or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of another party contained in this Agreement or the waiver of any condition to Closing, each of the Seller Parties and the Purchaser has the right to rely fully upon the representations, warranties, covenants and agreements of the others contained in this Agreement. The representations, warranties, covenants and agreements of each of the Seller Parties and the Purchaser contained in this Agreement will survive the Closing
(a) indefinitely with respect to the covenants and agreements contained herein and the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.4, 3.11, 4.1, 4.2, 4.5, 5.1 and 5.4 and (b) until the third anniversary of the Closing Date with respect to all other representations and warranties, except that any representation or warranty that would otherwise terminate in accordance with clause (b) above will continue to survive if a Claim Notice or Indemnity Notice (as applicable) shall have been timely given under Article X on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article X, but only with respect to matters described in such Claim Notice or Indemnity Notice.



                                    ARTICLE X

                                 INDEMNIFICATION

                  X.1      INDEMNIFICATION.

                  (a) Whether or not the transactions contemplated by this Agreement are consummated, the Company shall indemnify the Purchaser and its Affiliates, and each of their respective officers, directors, managers, partners, employees, agents, members, authorized representatives and stockholders (collectively, the "PURCHASER INDEMNIFIED PARTIES", and each, a "PURCHASER INDEMNIFIED PARTY"), in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any breach of any representation or warranty on the part of the Company contained in this Agreement, (ii) any nonfulfillment of or failure to perform any covenant or agreement on the part of the Company contained in this Agreement, (iii) the assertion by any Person not a party to this Agreement of any claim against a Purchaser Indemnified Party in connection with the matters or transactions that are the subject of or contemplated by this Agreement or any of the Transaction Documents to which the Company is a party (including any claim asserted in any actual or threatened Action or Proceeding with respect to any use made or proposed to be made of the proceeds from the issuance or sale of any Issued Shares), or (iv) violations of applicable securities laws by the Company in connection with the offering of any Issued Shares. Notwithstanding the immediately preceding sentence, (x) the Company shall not have any obligations hereunder to a Purchaser Indemnified Party in respect of clause
(iii) of this Section 10.1(a) to the extent that a Loss claimed by such Purchaser Indemnified

Party thereunder is finally adjudicated by a court of competent jurisdiction to have resulted primarily from the gross negligence or wilful misconduct of such Purchaser Indemnified Party and (y) the Company shall not have any obligations to a Purchaser Indemnified Party in respect of a claim for indemnification relating to this Section 10.1(a) unless and until the aggregate amount of the Purchaser Indemnified Parties' Losses in respect of all such claims then exceeds $105,000, after which the Purchaser shall be obligated for all such aggregate Losses of the Purchaser Indemnified Parties in respect of such claims only in excess of such amount. If and to the extent that the indemnification set forth herein is finally determined by a court of competent jurisdiction to be unenforceable, the Company shall make the maximum contribution to the payment and satisfaction of the indemnified Losses as shall be permissible under applicable laws.


                  (b) Whether or not the transactions contemplated by this Agreement are consummated, the Selling Stockholders, jointly and severally, shall indemnify the Purchaser Indemnified Parties, in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any breach of any representation or warranty on the part of any Selling Stockholder contained in this Agreement,
(ii) any nonfulfillment of or failure to perform any covenant or agreement on the part of any Selling Stockholder contained in this Agreement, (iii) the assertion by any Person not a party to this Agreement of any claim against a Purchaser Indemnified Party in connection with the matters or transactions that are the subject of or contemplated by this Agreement or the Transaction Documents to which any Selling Stockholder is a party (including any claim asserted in any actual or threatened Action or Proceeding with respect to any use made or proposed to be made of the proceeds from the sale of any Selling Stockholders' Shares) and (iv) violations of applicable securities laws by the Selling Stockholders in connection with the sale of any Selling Stockholders' Shares. Notwithstanding the immediately preceding sentence, (x) the Selling Stockholders shall not have any obligations hereunder to a Purchaser Indemnified Party in respect of clause (iii) of this Section 10.1(b) to the extent that a Loss claimed by such Purchaser Indemnified Party thereunder is finally adjudicated by a court of competent jurisdiction to have resulted primarily from the gross negligence or wilful misconduct of such Purchaser Indemnified Party and (y) the Selling Stockholders shall not have any obligations to a Purchaser Indemnified Party in respect of a claim for indemnification relating to this
Section 10.1(b) unless and until the aggregate amount of the Purchaser Indemnified Parties' Losses in respect of all such claims exceeds $20,000, after which the Selling Stockholders shall be obligated for all such aggregate Losses of the Purchaser Indemnified Parties in respect of such claims only in excess of such amount. If and to the extent that the indemnification set forth herein is finally determined by a court of competent jurisdiction to be unenforceable, the Selling Stockholders shall jointly and severally make the maximum contribution to the payment and satisfaction of the indemnified Losses as shall be permissible under applicable laws.

                  (c) The Purchaser shall indemnify the Company and the Selling Stockholders and their respective directors, officers, employees, trustees, beneficiaries, successors and assigns (collectively, the "SELLER INDEMNIFIED PARTIES") in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any breach of any representation or warranty on the part of the Purchaser contained in this Agreement, (ii) any nonfulfillment of or failure to perform any covenant or agreement on the part of the Purchaser contained in this Agreement or (iii) violations of applicable securities laws by the Purchaser in connection with any resale of the Purchased Shares or the Warrant (other than in connection with a resale pursuant to the Registration Rights Agreement). Notwithstanding the immediately preceding sentence, the Purchaser shall not have any obligations to a Seller Indemnified Party in respect of a claim for indemnification relating to this Section 10.1(c) unless and until the aggregate amount of the Seller Indemnified Parties'
Losses in respect of all such claims exceeds $125,000, after which the Purchaser shall be obligated for all such aggregate Losses of the Seller Indemnified Parties in respect of such claims in excess of such amount.

                  X.2 METHOD OF ASSERTING CLAIMS. All claims for indemnification by any Indemnified Party under Section 10.1 will be asserted and resolved as follows:

                  (a) In order for an Indemnified Party to be entitled to any indemnification provided for under Section 10.1 in respect of, arising out of or involving a claim or demand made by any Person not a party to this Agreement against the Indemnified Party (a "THIRD PARTY CLAIM"), the Indemnified Party must deliver a claim notice (a "CLAIM NOTICE") to the Indemnifying Party within 30 Business Days after receipt by such Indemnified Party of written notice of the Third Party Claim; PROVIDED, HOWEVER, that failure to give such Claim Notice shall not affect the indemnification provided hereunder except to the extent that the Indemnifying Party shall have been actually prejudiced as a result of such failure.

                  (b) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party, which counsel must be reasonably satisfactory to the Indemnified Party. Subject to the next succeeding sentence, should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, but shall continue to pay for any Loss suffered, including expenses of investigations; and if the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in such defense and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. If (i) the Indemnifying Party shall not assume the defense of a Third Party Claim with counsel reasonably satisfactory to the Indemnified Party within 20 Business Days after the delivery to the Indemnifying Party of the related Claim Notice, or (ii) legal counsel for the Indemnified Party notifies the Indemnifying Party in writing that there are or may be legal defenses available to the Indemnified Party or to other Indemnified Parties which are different from or additional to those available to the Indemnifying Party, which, if the Indemnified Party and the Indemnifying Party were to be represented by the same counsel, would constitute a conflict of interest for such counsel or prejudice prosecution of the defenses available to such Indemnified Party, or (iii) the Indemnifying Party shall assume the defense of a Third Party Claim and fail to diligently prosecute such defense, then in each such case the Indemnified Party, by notice to the Indemnifying Party, may employ its own counsel and control the defense of the Third Party Claim and the Indemnifying Party shall be liable for the reasonable fees, charges and disbursements of counsel employed by the Indemnified Party; and the Indemnified Party shall be promptly reimbursed for any such fees, charges and disbursements, as and when incurred. Whether the Indemnifying Party or the Indemnified Party controls the defense of any Third Party Claim, the parties hereto shall cooperate in the defense thereof. Such cooperation shall include the retention and provision to the counsel of the controlling party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall have the right to settle, compromise or discharge a Third Party Claim (other than any such Third Party Claim in which criminal conduct is alleged) without the Indemnified Party's consent if such settlement, compromise or discharge (i) constitutes a complete and unconditional discharge and release of the Indemnified Party, and (ii) provides for no relief other than the payment of monetary damages and such monetary damages are paid in full by the Indemnifying Party. Any amounts reimbursed to any Indemnified Party hereunder with respect to a particular Third Party Claim shall be repaid to the Indemnifying Party in the event that it is finally adjudicated by a court of competent jurisdiction that such Indemnified Party is not entitled to indemnification by the Indemnifying Party with respect to such Third Party Claim.


                  (c) In the event any Indemnified Party shall have a claim under Section 10.1 against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an indemnity notice (an "INDEMNITY NOTICE") with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been materially prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period as to whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 10.1 and, subject to the "basket" provisions of Section 10.1, the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction.

                  (d) The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at law or in equity, under federal and state securities laws, by separate agreement (including under the Transaction Documents) or otherwise.

                                   ARTICLE XI

                            [INTENTIONALLY OMITTED.]


                                   ARTICLE XII

                                  MISCELLANEOUS

                  XII.1 NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed by prepaid first class certified mail, return receipt requested, or mailed by overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

                  (a)      if to the Purchaser, to:

                           Recovery Equity Investors II, L.P.
                           901 Mariner's Island Boulevard
                           Suite 555
                           San Mateo, CA  94404
                           Facsimile No.:  (650) 578-9842
                           Attn:    Joseph J. Finn-Egan
                                    Jeffrey A. Lipkin

                           with a copy to:

                           Morgan, Lewis & Bockius LLP
                           101 Park Avenue
                           New York, NY  10178
                           Facsimile No.:  (212) 309-6273
                           Attn:  James A. Mercadante, Esq.

                  (b)      if to the Seller Parties, to:

                           QAD INC.
                           6450 Via Real
                           Carpinteria, CA  93013
                           Facsimile No.:  (856) 840-2698
                           Attn:  Roland B. Desilets, General Counsel

                           and to:

                           Karl F. Lopker
                           305 Woodley Road
                           Santa Barbara, CA  93108

                           and to:

                           Pamela M. Lopker
                           305 Woodley Road
                           Santa Barbara, CA  93108

                           with a copy to:

                           Nida & Maloney LLP
                           800 Anacapa Street
                           Santa Barbara, CA  93101-2212
                           Facsimile No.:  805-568-1955


All such notices, requests and other communications to any party hereto will (i) if delivered personally to such party at its address as provided in this Section 12.1, be deemed given upon delivery, (ii) if delivered by facsimile transmission to such party at its facsimile number as provided in this Section 12.1, be deemed given upon receipt, (iii) if delivered by mail in the manner described above to such party at its address as provided in this Section 12.1, be deemed given on the earlier of the third Business Day following mailing or upon receipt and (iv) if delivered by overnight courier to such party at its address as provided in this Section 12.1, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 12.1). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

                  XII.2 ENTIRE AGREEMENT. This Agreement and the Transaction Documents supersede all prior discussions and agreements between the parties hereto with respect to the subject matter hereof and thereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

                  XII.3 FEES AND EXPENSES. Except as otherwise expressly provided herein or in any Transaction Document, each party hereto shall be responsible for the payment of all fees and expenses incurred by it in connection with this Agreement or any Transaction Document.

                  XII.4 PUBLIC ANNOUNCEMENTS. At all times at or before the Closing, the Purchaser will not issue or make any statements or releases to the public with respect to this Agreement or the transactions contemplated hereby without the consent of the Company, which consent shall not be unreasonably withheld. If the Purchaser is unable to obtain the approval of its public statement or release from the Company and such statement or release is, in the opinion of legal counsel to the Purchaser, required by Law in order to discharge the Purchaser's disclosure obligations, then the Purchaser may make or issue the legally required statement or release and promptly furnish the other parties hereto with a copy thereof. The Purchaser will also obtain the Company's prior approval of any press release to be issued by or on behalf of the Purchaser following the Closing announcing the consummation of the transactions contemplated by this Agreement.

                  XII.5 FURTHER ASSURANCES. At any time and from time to time after the Closing, the Seller Parties shall execute and deliver to the Purchaser such other documents and instruments, provide such materials and information and take such other actions as the Purchaser may reasonably request more effectively to vest title in such Purchaser to the Purchased Shares and the Warrant and otherwise to cause the Seller Parties to fulfill their obligations under this Agreement and the Transaction Documents.

                  XII.6 WAIVER. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition (and no such waiver shall in any event be binding on any other party hereto that is entitled to the benefits of such term or provision). No waiver by any party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

                  XII.7 AMENDMENT. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

                  XII.8 THIRD PARTY BENEFICIARIES. The terms and provisions of this Agreement are intended solely for the benefit of the parties hereto and their respective successors and permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person other than any Person entitled to indemnity under Article X.

                  XII.9 NO ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of Law or otherwise) by any of the Seller Parties without the prior written consent of the Purchaser, and any attempt to do so will be void AB INITIO. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by the Purchaser without the prior written consent of the other parties hereto, and any attempt to do so will be void AB INITIO. Subject to the immediately preceding sentence, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, including any holder of Purchased Shares (or any successor securities) or the Warrant.

                  XII.10 HEADINGS; CONSTRUCTION. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof. The parties hereto agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of CONTRA PROFERENTUM.

                  XII.11 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

                  XII.12 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

                  XII.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  XII.14 LIMITED RECOURSE. Notwithstanding anything in this Agreement, any Transaction Document or any other document, agreement or instrument contemplated hereby to the contrary, (a) the obligations of the Purchaser hereunder shall be without recourse to any Affiliate of the Purchaser or any stockholder, partner, member, officer, director, manager, employee or agent of the Purchaser or any such Affiliate, and shall be limited to the assets of the Purchaser and (b) the obligations of the Company hereunder shall be without recourse to any Affiliate of the Company or any stockholder, officer, director, employee or agent of the Company (in each case other than the Selling Stockholders), and shall be limited to the assets of the Company.

                  XII.15 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH OF THE SELLER PARTIES AND THE PURCHASER CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS

RELATING TO THIS AGREEMENT OR THE TRANSACTION DOCUMENTS MAY BE LITIGATED IN SUCH COURTS. EACH OF THE SELLER PARTIES AND THE PURCHASER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTION DOCUMENTS. EACH OF THE SELLER PARTIES AND THE PURCHASER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE 15 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER OR TO BRING ACTIONS, SUITS OR PROCEEDINGS AGAINST ANY OF THE OTHER PARTIES HERETO IN SUCH OTHER JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY ANY APPLICABLE LAW.

                           [SIGNATURE PAGE TO FOLLOW]

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer or other representative of each party hereto as of the date first above written.

                                            QAD INC.


                                            By:_______________________________
                                                 Name:
                                                 Title:




                                            PAMELA M. LOPKER




                                            KARL F. LOPKER


                                            RECOVERY EQUITY INVESTORS II, L.P.

                                            By:  RECOVERY EQUITY PARTNERS, II,
                                                    L.P., its General Partner


                                            By:_______________________________
                                                  Name:  Joseph J. Finn-Egan
                                                  Title: General Partner


                                            By:_______________________________
                                                  Name:  Jeffrey A. Lipkin
                                                  Title: General Partner



                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                            THE LOPKER LIVING TRUST
                                            DATED MARCH 23, 1993


                                            By:_______________________________
                                                Karl F. Lopker, in his capacity
                                                 as trustee of such trust and
                                                 not in his individual capacity



                     [SIGNATURE PAGE TO PURCHASE AGREEMENT]

                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE I DEFINITIONS.............................................................................................1
         1.1      Definitions.....................................................................................1
         1.2      Certain Conventions.............................................................................7

ARTICLE II SALE OF SHARES; CLOSING................................................................................7
         2.1      Purchase and Sale...............................................................................7
         2.2      Closing.........................................................................................8

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................................8
         3.1      Organization of  the Company....................................................................8
         3.2      Power and Authority.............................................................................8
         3.3      Capital Stock...................................................................................9
         3.4      Subsidiaries...................................................................................10
         3.5      No Conflicts...................................................................................10
         3.6      Governmental Approvals and Filings.............................................................11
         3.7      SEC Documents; Financial Statements; Projections...............................................11
         3.8      Absence of Changes.............................................................................11
         3.9      Legal Proceedings..............................................................................12
         3.10     Compliance with Laws; Anti-Takeover Plans......................................................12
         3.11     Other Negotiations; Brokers....................................................................12
         3.12     Exemption from Registration; Restrictions on Offer and Sale of Same or Similar
                  Securities.....................................................................................13
         3.13     No Undisclosed Liabilities.....................................................................13
         3.14     Affiliate Transactions.........................................................................14
         3.15     Substantial Customers and Suppliers; Related Matters...........................................14
         3.16     Year 2000.  ...................................................................................15
         3.17     Holding Company Act and Investment Company Act Status..........................................15
         3.18     NASD Matters...................................................................................15
         3.19     Intellectual Property..........................................................................15
         3.20     Bank One Credit Facilities.....................................................................16
         3.21     Disclosure.....................................................................................15

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS............................................16
         4.1      Power and Authority............................................................................16
         4.2      Ownership of the Selling Stockholders'Shares...................................................17
         4.3      No Conflicts...................................................................................17
         4.4      Governmental Approvals and Filings.............................................................18
         4.5      Other Negotiations; Brokers....................................................................18

         4.6      Exemption from Registration; Restrictions on Offer and Sale of Same or Similar Securities..........................................................................18
         4.7      Legal Proceedings..............................................................................19

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE PURCHASER........................................................19
         5.1      Organization; Power and Authority..............................................................19
         5.2      No Conflicts...................................................................................19
         5.3      Acquisition for Investment.....................................................................20
         5.4      Brokers........................................................................................20

ARTICLE VI COVENANTS OF THE SELLER PARTIES.......................................................................20
         6.1      Regulatory and Other Approvals.................................................................20
         6.2      Use of Proceeds................................................................................21
         6.3      Venture Capital Operating Company Status.......................................................21
         6.4      Nasdaq National Market.........................................................................21
         6.5      Notice of Defaults.............................................................................21
         6.6      Reservation of Shares..........................................................................22
         6.7      Management Services; Management Fee............................................................22

ARTICLE VII CONDITIONS TO OBLIGATIONS OF THE PURCHASER...........................................................23
         7.1      Representations and Warranties.................................................................23
         7.2      Performance....................................................................................23
         7.3      Certificates...................................................................................23
         7.4      Orders and Laws................................................................................23
         7.5      Regulatory Consents and Approvals..............................................................23
         7.6      Third Party Consents...........................................................................24
         7.7      Opinion of Counsel.............................................................................24
         7.8      Transaction Documents..........................................................................24
         7.9      Closing Fee....................................................................................24
         7.10     Delivery of Certificates.......................................................................24
         7.11     NASDAQ National Market.........................................................................24
         7.12     Proceedings....................................................................................25

ARTICLE VIII CONDITIONS TO OBLIGATIONS OF THE SELLER PARTIES.....................................................25
         8.1      Representations and Warranties.................................................................25
         8.2      Performance....................................................................................25
         8.3      Certificate....................................................................................25
         8.4      Orders and Laws................................................................................25
         8.5      Transaction Documents..........................................................................25

ARTICLE IX SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS.....................................25

ARTICLE X INDEMNIFICATION........................................................................................26

         10.1     Indemnification................................................................................26
         10.2     Method of Asserting Claims.....................................................................28

ARTICLE  XI [INTENTIONALLY OMITTED.].............................................................................29

ARTICLE XII MISCELLANEOUS........................................................................................30
         12.1     Notices........................................................................................30
         12.2     Entire Agreement...............................................................................31
         12.3     Fees and Expenses..............................................................................31
         12.4     Public Announcements...........................................................................31
         12.5     Further Assurances.............................................................................32
         12.6     Waiver.........................................................................................32
         12.7     Amendment......................................................................................32
         12.8     Third Party Beneficiaries......................................................................32
         12.9     No Assignment; Binding Effect..................................................................32
         12.10    Headings; Construction.........................................................................33
         12.11    Invalid Provisions.............................................................................33
         12.12    Governing Law..................................................................................33
         12.13    Counterparts...................................................................................33
         12.14    Limited Recourse...............................................................................33
         12.15    Consent to Jurisdiction and Service of Process.................................................33

EXHIBITS

Exhibit A           --     Form of Holdback Agreement
Exhibit B           --     Form of Registration Rights Agreement
Exhibit C           --     Form of Stockholders' Agreement
Exhibit D           --     Form of Warrants
Exhibit E-1         --     Form of Company Officer's Certificate
Exhibit E-2         --     Form of Company Secretary's Certificate
Exhibit E-3         --     Form of Selling Stockholders' Certificate
Exhibit F           --     Form of Opinion of Nida & Maloney LLP
Exhibit G           --     Form of Purchaser's Closing Certificate


SCHEDULES

Schedule I          --     Purchased Shares; Purchase Price; Address for Notices
Schedule 3.3(a)     --     Outstanding Options
Schedule 3.3(b)     --     Antidilution Adjustments, etc.
Schedule 3.4(a)     --     Majority Owned Subsidiaries
Schedule 3.4(b)     --     Other Equity Interests
Schedule 3.5        --     No Conflicts - the Company
Schedule 3.6        --     Governmental Approvals and Filings
Schedule 3.8        --     Absence of Changes
Schedule 3.9        --     Legal Proceedings
Schedule 3.13       --     No Undisclosed Liabilities
Schedule 3.14       --     Affiliate Transactions
Schedule 4.3        --     No Conflicts - Selling Stockholders